UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 10, 2014

QUALITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-12537	95-2888568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
18111 Von Karman, Suite 700
Irvine, California 92612
(Address of Principal Executive Offices)
(949) 255-2600
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.
On January 10, 2014, Quality Systems, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”), in which it disclosed, among other things, that in connection with a review of the carrying value of the long-term assets within its Hospital Solutions Division segment, the Company reached a preliminary conclusion that it expects to record a non-cash material charge for the impairment of certain long-term assets in the Company’s third quarter ended December 31, 2013. At the time of filing the Original Form 8-K, the Company disclosed that the total assets under review totaled approximately $30 million, but that the Company was unable, in good faith, to make a determination of an estimate of the amount or range of amounts of the impairment charge. The Company is now filing this Form 8-K/A to amend the disclosure under Item 2.06 of the Original Form 8-K. Except as stated herein, this Form 8-K/A does not reflect events or transactions occurring after the filing date of the Original Form 8-K or modify or update the disclosures contained therein that may have been affected by events or transactions occurring subsequent to such filing date.
On January 22, 2014, the Company reached a preliminary conclusion that it expects to record a pre-tax non-cash charge totaling approximately $26.0 million for the impairment of long-term assets within its Hospital Solutions Division segment, in the Company’s third quarter ended December 31, 2013. Such charge represents the full impairment of the goodwill, capitalized software and identifiable intangible assets associated with this segment. The Company does not expect the estimated impairment charge to result in any future cash expenditures.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made in this report are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the impairment charge in the Hospital Solutions Division and the impacts or effects thereof. Risk and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2013 as supplemented by our periodic reports on Form 10-Q, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; and general economic conditions. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY SYSTEMS, INC.

Date: January 22, 2014	By:	/s/ Paul A. Holt
Paul A. Holt Executive Vice President, Chief Financial Officer